POWER OF ATTORNEY

(For Executing Form ID and Forms 3, 4 and 5)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Tillman

U. Gerngross, Ph.D. and Jane Pritchett Henderson of Adagio Therapeutics, Inc.
(the "Company") and
Divakar Gupta, Courtney Tygesson, Ryan Sansom, Erika Kaneko, David Brinton,
Barry Kuang, Sarah
Howard and Dorothy Vinsky of Cooley LLP, signing individually, the undersigned's true and lawful
attorneys-in-fact and agents to:
(1) Prepare, execute in the undersigned's name and on the undersigned's behalf,
and
submit to the Securities and Exchange Commission (the "SEC"), a Form ID and
Forms 3, 4 and 5 (including
amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16 of
the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, in the
undersigned's capacity as an officer, director or beneficial owner of more than
10% of a registered class of
securities ofthe Company;
(2) Do and perform any and all acts for and on behalf of the undersigned that may be
necessary or desirable to prepare and execute any such Form ID and Forms 3, 4 or
5 (including amendments
thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock
exchange, self-regulatory association or any similar authority; and
(3) Take any other action ofany type whatsoever in connection with the foregoing that, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the
undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise
of any ofthe rights and powers herein granted, as fully to all intents and purposes as the undersigned might
or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The
undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such
capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the
undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the
undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings ofand
transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing
delivered to the Company and the foregoing attorneys-in fact or (c) as to any attorney-in-fact individually,
until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Cooley
LLP or another law firm representing the Company, as applicable.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as
ofthe date written below.

QDocuSigned by:

10/25/2021
Date: ______

/s/ Jill Andersen

Attestation Pursuant to Rule S-T 302

(Required prior to using an electronic signature to authenticate a conformed signature in an electronic filing)

I, [NAME], hereby attest that my use of an Electronic Signature (as defined below) to sign a signature page
or other document authenticating, acknowledging or otherwise adopting my conformed signature (as
defined below) on any filing relating to Adagio Therapeutics, Inc. (the
"Company") to be made with the U.S.
Securities & Exchange Commission (each an "SEC Filing") constitutes the legal equivalent of my manual
signature, and will have full legal effect and enforceability, and be deemed accurate and legitimate for all
purposes for which a manual signature would be enforceable, for purposes of authenticating the signature
to any SEC Filing for which it is provided.

As used herein:

"Electronic Signature" means my signing via Docusign, Adobe Sign, or similar system via my
email address specified below or via another e-mail address known to the Company to be used by me; and
"conformed signature" means my signature which appears in typed form within a document to
be electronically filed with the Securities and Exchange Commission.
This Attestation will expire upon the earlier of (i) such time as I am no longer serving as a director or
officer of the Company, except with respect to Section 16 filings, as may be required, and (ii) a revocation
by me in writing.

Given the importance of security relating to my Electronic Signature, I commit to promptly notify the
Company (i) if I suspect that my email address has been breached or compromised, or (ii) if I change my
primary email address for purposes of this Attestation.

Signature (manual): /s/ Jill Andersen

Name (typed or block letters): Jill Andersen

jandersen@adagiotx.com

Email (typed or block letters):

10/25/2021

Date: